Exhibit 99

SILICON LABORATORIES ANNOUNCES RECORD REVENUE

—Company Also Announces Significant Expansion of Share Repurchase Program—

AUSTIN, Texas — July 25, 2007 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported record revenue in continuing operations of $75.6 million and earnings per share results that exceeded the company’s guidance. The company also announced a significant increase in the share repurchase program.

Share Repurchase Program

Silicon Laboratories’ Board of Directors approved a new $400 million share repurchase plan, quadrupling the previous authorization. The program will be executed on the open market or in private transactions, including structured or accelerated transactions, depending on market conditions.

“It is our intention to be active in the execution of this program, effectively returning capital to shareholders and significantly reducing our outstanding share base,” said Bill Bock, chief financial officer of Silicon Laboratories. “We also believe this is a responsible action relative to our cash position in that it returns value to shareholders while retaining our financial flexibility for either the operation of the business or for strategic opportunities.”

Second Quarter Financial Results

Revenue increased by two percent year over year to record levels in the second quarter. GAAP gross margin totaled 60 percent. GAAP operating income was $1.9 million. GAAP diluted earnings per share from continuing operations of $0.12 represented more than a 100 percent improvement over the same period last year.

Excluding an $8.6 million charge for stock compensation expense, non-GAAP operating income was $10.6 million or 14 percent of revenue, representing significant progress towards the company’s target model. Non-GAAP diluted earnings per share from continuing operations totaled $0.26, an increase of 60 percent sequentially. The reconciling charges are set forth in the financial measures table included below.

The company ended the quarter with approximately $644 million in cash, cash equivalents and short-term investments.

Business Summary

During the second quarter, growth was driven by strength in the broadcast and microcontroller product lines. Strong demand from certain handset customers and increasing diversification in non-handset applications resulted in a double-digit broadcast revenue increase. The company also began to ship its new FM transmitter in the second quarter as planned.

The MCU business continued to grow across consumer, industrial and networking applications. The company believes that recent new product introductions and future products under development as part of the MCU roadmap will significantly expand the company’s served available market over time.

“We believe that improved visibility into the next two quarters and current business trends support the company’s annual growth targets,” said Necip Sayiner, president and chief executive officer of Silicon Laboratories. “The margin leverage in our new business model will really become impactful as we grow our revenue in the second half of the year.”

For the third quarter of 2007, the company believes revenue in all of its core product lines will experience growth and is guiding revenue in the range of $81 to $84 million.

Webcast and Conference Call

A conference call discussing the second quarter results will follow this press release today at 7:30 a.m. Central Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 888-568-0091 or +1 402-530-7778 (international). Replays will be available through August 8, 2007.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth (including risks associated with the implementation of its enterprise resource planning system); dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable;

geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions and divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenues	$75,597	$73,936	$149,411	$140,588
Cost of revenues	30,233	24,442	58,672	45,569
Gross profit	45,364	49,494	90,739	95,019
Operating expenses:
Research and development	22,145	22,619	46,952	43,688
Selling, general and administrative	21,282	22,822	45,574	43,552
In-process research and development	—	2,600	—	2,600
Operating expenses	43,427	48,041	92,526	89,840
Operating income (loss)	1,937	1,453	(1,787)	5,179
Other income (expense):
Interest income	7,032	3,624	10,867	6,826
Interest expense	(167)	(225)	(398)	(400)
Other income (expense), net	(51)	45	(170)	291
Income from continuing operations before income taxes	8,751	4,897	8,512	11,896
Provision for income taxes	1,859	1,892	2,366	3,693
Income from continuing operations	6,892	3,005	6,146	8,203
Income from discontinued operations, net of income taxes	581	7,132	156,940	12,998
Net income	$7,473	$10,137	$163,086	$21,201
Basic earnings per share:
Income from continuing operations	$0.13	$0.05	$0.11	$0.15
Net income	$0.14	$0.18	$2.97	$0.38

Diluted earnings per share:
Income from continuing operations	$0.12	$0.05	$0.11	$0.14
Net income	$0.13	$0.18	$2.90	$0.37

Weighted-average common shares outstanding:
Basic	54,901	55,842	54,856	55,460
Diluted	56,312	57,858	56,308	57,761

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Three Months Ended
June 30, 2007
GAAP operating income	$1,937
Stock compensation adjustments:
Cost of revenues	379
Research and development	4,078
Selling, general and administrative	4,164
Non-GAAP operating income	$10,558

Non-GAAP operating income %	14.0%

	Three Months Ended
	June 30, 2007	March 31, 2007
GAAP income (loss) from continuing operations	$6,892	$(746)
Stock compensation adjustments:
Cost of revenues	379	307
Research and development	4,078	5,371
Selling, general and administrative	4,164	6,092
Provision for income taxes	(1,137)	(2,068)
Non-GAAP income from continuing operations	$14,376	$8,956

GAAP diluted shares outstanding	56,312	54,806
Stock options and awards	—	1,505
Non-GAAP diluted shares outstanding	56,312	56,311
Non-GAAP diluted earnings per share from continuing operations	$0.26	$0.16

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$162,066	$68,188
Short-term investments	481,930	318,104
Accounts receivable, net of allowance for doubtful accounts of $501 at June 30, 2007 and $421 at December 30, 2006	42,171	36,657
Inventories	18,982	22,016
Deferred income taxes	5,229	12,118
Prepaid expenses and other	31,989	12,944
Current assets of discontinued operations	—	33,680
Total current assets	742,367	503,707
Property, equipment and software, net	29,824	34,070
Goodwill	65,519	65,680
Other intangible assets, net	18,109	20,271
Other assets, net	24,070	24,528
Non-current assets of discontinued operations	—	38,739
Total assets	$879,889	$686,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,051	$26,438
Accrued expenses	18,148	23,051
Deferred income on shipments to distributors	18,341	20,568
Income taxes	—	15,063
Current liabilities of discontinued operations	10,099	16,502
Total current liabilities	76,639	101,622
Long-term obligations and other liabilities	49,641	15,641
Non-current liabilities of discontinued operations	—	1,050
Total liabilities	126,280	118,313

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 55,114 and 54,802 shares issued and outstanding at June 30, 2007 and December 30, 2006, respectively	6	5
Additional paid-in capital	395,495	373,655
Retained earnings	358,108	195,022
Total stockholders’ equity	753,609	568,682
Total liabilities and stockholders’ equity	$879,889	$686,995

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